UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 10, 2014

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2014, Sabra Health Care Limited Partnership, of which Sabra Health Care REIT, Inc. (“Sabra”) is the sole general partner (the “Operating Partnership”), entered into a second amended and restated unsecured revolving credit facility (the “Revolving Credit Facility”) with certain lenders as set forth in the related credit agreement; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Co-Syndication Agents; Barclays Bank, PLC, Citibank, N.A., Royal Bank of Canada, Wells Fargo Bank, N.A., J.P. Morgan Chase Bank, N.A., and Suntrust Bank, as Co-Documentation Agents; and Merrill Lynch, Pierce, Fenner & Smith, as Joint Lead Arranger and Sole Book Runner; and Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Joint Lead Arranger (each as defined in such credit agreement). The Revolving Credit Facility amends and restates the amended and restated secured revolving credit facility (the “Prior Revolving Credit Facility”) that the Operating Partnership and certain subsidiaries of the Operating Partnership (together with the Operating Partnership, the “Prior Borrowers”) entered into on July 29, 2013 and amended on October 15, 2013 with certain lenders as set forth in the related credit agreement and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (each as defined in such credit agreement).

The Prior Revolving Credit Facility provided for a borrowing capacity of $375.0 million and included an accordion feature that allowed the Operating Partnership to increase the borrowing availability by up to $225.0 million, subject to terms and conditions. The Revolving Credit Facility provides for a borrowing capacity of $650.0 million and the option to convert up to $200.0 million of the Revolving Credit Facility to a term loan facility. The Revolving Credit Facility also provides the option to increase the capacity by up to $100.0 million, subject to terms and conditions. While the Prior Revolving Credit Facility was secured by pledges of equity of Sabra's wholly-owned subsidiaries that own certain of Sabra's real estate assets, the Revolving Credit Facility is unsecured.

The Revolving Credit Facility has a maturity date of September 10, 2018, and includes a one year extension option.

Borrowings under the Revolving Credit Facility bear interest on the outstanding principal amount at a rate equal to an applicable percentage plus, at the Operating Partnership's option, either (a) LIBOR or (b) a base rate determined as the greater of (i) the federal funds rate plus 0.5%, (ii) the prime rate, and (iii) one-month LIBOR plus 1.0% (the “Base Rate”). The applicable percentage for borrowings will vary based on the Consolidated Leverage Ratio, as defined in the credit agreement, and will range from 2.00% to 2.60% per annum for LIBOR based borrowings and 1.00% to 1.60% per annum for borrowings at the Base Rate. In addition, the Operating Partnership is required to pay an unused fee to the lenders equal to 0.25% or 0.35% per annum, which is determined by usage under the Revolving Credit Facility.

In the event that Sabra achieves at least two investment grade ratings from S&P, Moody's and/or Fitch, the Operating Partnership can elect to reduce the applicable percentage for LIBOR or Base Rate borrowings. If the Operating Partnership makes this election, the applicable percentage for borrowings will vary based on the Debt Ratings at each Pricing Level, as defined in the credit agreement, and will range from 0.90% to 1.70% per annum for LIBOR based borrowings and 0.00% to 0.70% per annum for borrowings at the Base Rate. In addition, should the Operating Partnership elect this option, the unused fee will no longer apply and a facility fee ranging between 0.125% and 0.300% per annum will take effect based on the borrowing capacity regardless of amounts outstanding under the Revolving Credit Facility.

The obligations of the Operating Partnership under the Revolving Credit Facility are guaranteed by Sabra and certain subsidiaries of Sabra.

The Revolving Credit Facility contains customary covenants that include restrictions or limitations on the ability to make acquisitions and other investments, pay dividends, incur additional indebtedness, engage in non-healthcare related business activities, enter into transactions with affiliates and sell or otherwise transfer certain assets as well as customary events of default. The Revolving Credit Facility also requires Sabra, through the Operating Partnership, to comply with specified financial covenants, which include a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum tangible net worth requirement.

The second amended and restated credit agreement relating to the Revolving Credit Facility is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference. This description of the material terms of the Revolving Credit Facility is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1
Second Amended and Restated Credit Agreement, dated September 10, 2014, among Sabra Health Care Limited Partnership, as Borrower; Sabra Health Care REIT, Inc., as REIT Guarantor; the other guarantors party thereto; the lenders party thereto; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Co-Syndication Agents; Barclays Bank, PLC, Citibank, N.A., Royal Bank of Canada, Wells Fargo Bank, N.A., J.P. Morgan Chase Bank, N.A., and Suntrust Bank, as Co-Documentation Agents; and Merrill Lynch, Pierce, Fenner & Smith, as Joint Lead Arranger and Sole Book Runner; and Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Joint Lead Arranger.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chief Executive Officer & President
Dated: September 10, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated September 10, 2014, among Sabra Health Care Limited Partnership, as Borrower; Sabra Health Care REIT, Inc., as REIT Guarantor; the other guarantors party thereto; the lenders party thereto; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Co-Syndication Agents; Barclays Bank, PLC, Citibank, N.A., Royal Bank of Canada, Wells Fargo Bank, N.A., J.P. Morgan Chase Bank, N.A., and Suntrust Bank, as Co-Documentation Agents; and Merrill Lynch, Pierce, Fenner & Smith, as Joint Lead Arranger and Sole Book Runner; and Citizens Bank, National Association and Credit Agricole Corporate and Investment Bank, as Joint Lead Arranger.